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Table of Contents

Exhibit 4.3

ADEPTUS HEALTH INC.
STOCK PURCHASE PLAN

 ADEPTUS HEALTH INC.
STOCK PURCHASE PLAN

 ADEPTUS HEALTH INC.
STOCK PURCHASE PLAN

SECTION 1
PURPOSE AND TERM

1.1    Purpose.

        The purpose of the Adeptus Health Inc. Stock Purchase Plan (the "Plan") is to provide an incentive for Eligible Employees to devote their best efforts to the success of Adeptus Health Inc. (the "Company") and to afford such employees an opportunity to obtain a proprietary interest in the continued growth and prosperity of the Company through ownership of its common stock. The Company does not intend for the Plan to qualify as an "employee stock purchase plan" under Code Section 423, and the Plan authorizes the grant of options that do not satisfy the requirements of Code Section 423. However, except as specifically provided herein, the Company intends that the Plan be operated and administered for the benefit of Plan Participants in a manner similar to that of a plan that is qualified under Section 423 of the Code.

1.2    Term of Plan.

        The Plan shall continue in effect until the earlier of (a) its termination by the Board or (b) the date on which all of the shares of Stock available for issuance under the Plan have been issued.

SECTION 2
DEFINITIONS

2.1    Definitions.

        Whenever the following words and phrases are used in the Plan, they shall have the respective meanings set forth below:

  (a)
  "Act" means the Securities Exchange Act of 1934, as amended from time to time.

  (b)
  "Administrator" means each individual or committee designated by the Company to assist with day-to-day operation and administration of this Plan. The Administrator shall also include any third-party vendor hired by the Company to assist with the day-to-day operation and administration of this Plan.

  (c)
  "Affiliate" means any person or entity, other than a Subsidiary, that directly or indirectly controls, is controlled by, or is under common control with the Company.

  (d)
  "Board" means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, "Board" also means such Committee(s).

  (e)
  "Change in Control" means a Change in Control as defined in the Adeptus Health Inc. 2014 Omnibus Incentive Plan.

  (f)
  "Code" means the United States Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

  (g)
  "Committee" means the Compensation Committee of the Company's Board of Directors, or another committee of the Board duly appointed to administer the Plan, having such powers as shall be specified by the Board as described in Section 9. Unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

  (h)
  "Company" means Adeptus Health Inc. and any present or future parent corporation of the Company (as defined in Code Section 424(e)).

  (i)
  "Compensation" means taxable compensation during an Offering Period reportable on the Participant's IRS Form W-2, excluding reimbursements or other expense allowances, fringe benefits, moving expenses, deferred compensation, any payments made to an employee performing military service in lieu of wages the individual would have received from the employer if the individual were performing service for the employer, unused leave, and welfare benefits and including salary reduction contributions made to an employer sponsored cafeteria, qualified transportation fringe, simplified employee pension or 401(k) plan.

  (j)
  "Effective Date" means July 1, 2016, subject to stockholder approval as provided in Section 11.3 hereof.

  (k)
  "Eligible Employee" means each Employee of the Company or a Participating Company who on the day before the applicable Offering Date has (i) attained the age of 21 years and (ii) has completed 30 days of employment; provided, however, that (x) any Employee who, immediately after the grant of a Purchase Right hereunder, would own (within the meaning of Code Section 424(d)) Stock (including stock that such employee may purchase under outstanding options) possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of a Subsidiary, shall be ineligible to participate in the Plan and (y) any Employee who has served or been served notice of termination at or prior to the start of the Enrollment Period for a corresponding Offering Period shall be ineligible to participate in the Plan.

  (l)
  "Employee" means an employee of the Company or a Participating Company. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual's employment or termination of employment, as the case may be. For purposes of an individual's participation in or other rights, if any, under the Plan as of the time of the Company's determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any governmental agency subsequently makes a contrary determination.

  (m)
  "Enrollment Period" means the period commencing no later than December 1, March 1, June 1 and September 1 and ending no earlier than December 10, March 10, June 10 and September 10 preceding the Offering Periods commencing on January 1, April 1, July 1 and October 1, respectively; provided, however, that no Enrollment Period shall extend beyond the start of any Offering Period.

  (n)
  "Fair Market Value" means, for a given date, the closing sales price of a share of Stock reported on the primary exchange where the Stock is listed and traded on such date, or, if there are no such sales on that date, then on the last preceding date on which such sales were reported.

  (o)
  "Offering" means the Company's grant of a Purchase Right as described in Section 5.

  (p)
  "Offering Date" means the first day of each Offering Period.

  (q)
  "Offering Period" means the consecutive three (3) month period commencing each January 1, April 1, July 1 and October 1, or such other period as may be established by the Board in its sole discretion.

  (r)
  "Participant" means an Eligible Employee who has elected to participate in the Plan for an Offering Period by enrolling in the Plan for such Offering Period in accordance with procedures established by the Administrator as described in Section 3.2.

  (s)
  "Participating Company" means the Company and any Subsidiary or Affiliate designated by the Board or the Committee as a company that may offer participation in the Plan to its Eligible Employees. Each of the Board and the Committee shall have the sole and absolute discretion to determine from time to time when and if the Company or a Subsidiary or Affiliate shall be classified as a Participating Company.

  (t)
  "Plan" means the Adeptus Health Inc. Stock Purchase Plan.

  (u)
  "Purchase Date" means the last day of each Purchase Period.

  (v)
  "Purchase Period" means the consecutive three (3) month periods commencing on the first day of January, April, July and October coincident with each Offering Period or such other period as may be established by the Board in its sole discretion.

  (w)
  "Purchase Price" means the price at which a share of Stock may be purchased under the Plan, as established from time to time by the Board. For the first Offering Period and all subsequent Offering Periods unless otherwise established by the Board, the "Purchase Price" shall mean 85% of the Fair Market Value of a share of Stock on the Offering Date or the Purchase Date, whichever is lower.

  (x)
  "Purchase Right" means an option granted to a Participant pursuant to the Plan to purchase shares of stock as provided in Section 5, which the Participant may or may not exercise during the Offering Period.

  (y)
  "Stock" means Class A common stock, par value $0.01 per share, of the Company, as adjusted from time to time in accordance with Section 8.1.

  (z)
  "Subsidiary" means a present or future "subsidiary corporation" of the Company within the meaning of Code Section 424(f).

2.2    Construction.

        Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term "or" is not intended to be exclusive, unless the context clearly requires otherwise.

SECTION 3
ELIGIBILITY AND PARTICIPATION

3.1    Eligibility.

        An Employee may elect to participate in the Plan as of the first Offering Date on which such person becomes an Eligible Employee by complying with the enrollment procedures set forth in Section 3.2.

3.2    Participation.

  (a)
  Each Eligible Employee may elect to participate in the Plan by completing an enrollment agreement in the form provided by the Company and filing such enrollment agreement with the Administrator prior to the applicable Offering Date. An Eligible Employee who does not timely submit a properly completed enrollment agreement to the Administrator during the Enrollment Period for an Offering Period shall not participate in the Plan for that Offering Period but shall be eligible to elect to participate in the Plan for any subsequent Offering Period by timely submitting a properly completed enrollment agreement to the Administrator during the Enrollment Period for any future Offering Period.

  (b)
  A Participant may deliver to the Administrator a new enrollment agreement for each Offering Period in accordance with the procedures established in Section 4.

  (c)
  A Participant who (i) has elected to participate in the Plan pursuant to Subsection (a) for an Offering Period, and (ii) takes no action to change or revoke such election (in accordance with such procedures as established by the Company) as of the first day of the next following Offering Period, shall be deemed to have made the same election to participate in the Plan, including the same payroll deduction authorization, for each subsequent Offering Period. A Participant who is automatically enrolled in the Plan for an Offering Period pursuant to the preceding sentence shall not be required to deliver an additional enrollment agreement to the Administrator for the subsequent Offering Period.

3.3    Termination of Employment or Loss of Eligibility.

  (a)
  In the event that the employment of a Participant is terminated prior to a Purchase Date, for any reason, including retirement, disability or death, or in the event a Participant is no longer an Eligible Employee, the Participant's participation in the Plan, and all other rights thereunder, shall terminate immediately and thereupon, automatically and without any further act on his or her part, such Participant's payroll deduction authorization shall terminate. Payroll deductions credited to the Participant's Plan account since the last Purchase Date shall, as soon as practicable, be returned to the Participant or, in the case of the Participant's death, to the Participant's legal representative. Interest shall not be paid on payroll deductions returned unless otherwise required under applicable law.

  (b)
  A Participant whose participation in the Plan has been terminated may become eligible to participate in the Plan for any subsequent Offering Period by again satisfying the requirements of Sections 3.1 and 3.2.

3.4    Voluntary Withdrawal from Plan.

        A Participant may withdraw from the Plan at any time and receive a refund of all payroll deductions credited to his or her Plan account that have not been applied toward the purchase of Stock by submitting a withdrawal election to the Administrator in accordance with such procedures as established by the Company, provided such withdrawal election is submitted to the Administrator on or before the first day of the calendar month in which the applicable Purchase Date occurs. A Participant who withdraws the balance credited to his or her Plan account shall be deemed to have withdrawn from the Plan. Amounts withdrawn shall be returned to the Participant as soon as practicable after the withdrawal and may not be applied to the purchase of shares of Stock in any other Offering under the Plan. A Participant who withdraws from the Plan shall be prohibited from resuming participation in the Plan for the same Offering Period but may participate in any subsequent Offering Period by satisfying Sections 3.1 and 3.2. The Company may from time to time establish or change limitations on the frequency of withdrawals permitted under this Section, establish a minimum amount that must be retained in the Participant's Plan account, or terminate the withdrawal right provided by this Section.

SECTION 4
PAYROLL DEDUCTIONS AND PARTICIPANT ACCOUNTS

4.1    Payroll Deductions.

  (a)
  Shares of Stock acquired pursuant to the exercise of all or any portion of a Purchase Right may be paid for only by means of payroll deductions from a Participant's Compensation accumulated during the Offering Period for which such Purchase Right was granted.

  (b)
  An Eligible Employee who elects to enroll in the Plan as a Participant shall designate in the enrollment agreement a whole percentage from one percent (1%) to twenty percent (20%) of his or her Compensation to be deducted each pay period during the Offering Period and paid into his or her Plan account; provided, however, that the maximum payroll deduction for each calendar year shall be US$10,000. Notwithstanding the foregoing, the Board may change the limits on payroll deductions effective as of any future Offering Date.

  (c)
  Payroll deductions shall commence on the first payday following the Offering Date and shall continue to be deducted each payday through the end of the Offering Period, unless modified as otherwise provided herein.

  (d)
  Interest shall not be paid on a Participant's payroll deductions paid into his or her Plan account.

  (e)
  A Participant may elect to withdraw his or her payroll deductions pursuant to Section 3.4.

  (f)
  During an Offering Period, a Participant may not elect to increase or decrease the current rate of payroll deductions.

4.2    Participant Accounts.

        Individual bookkeeping accounts shall be maintained for each Participant. All payroll deductions or other amounts contributed to the Plan by or on behalf of a Participant shall be credited to such Participant's Plan account and shall be deposited with the general funds of the Company. All payroll deductions or other amounts contributed to the Plan by or on behalf of a Participant may be used by the Company for any corporate purpose, in accordance with applicable law.

SECTION 5
GRANT OF PURCHASE RIGHT

5.1    General.

        On each Offering Date, the Company shall grant to each Participant a Purchase Right under the Plan to purchase shares of Stock.

5.2    Term of Purchase Right.

        Each Purchase Right shall have a term equal to the length of the Offering Period to which the Purchase Right relates.

5.3    Number of Shares Subject to a Purchase Right.

        Because the Plan is not intended to satisfy Code Section 423, there is no maximum Fair Market Value of Stock that an Eligible Employee may purchase under the Plan in any calendar year, and the limitation under Code Section 423(b)(8) specifically does not apply.

5.4    Compliance with Code Section 409A.

        It is intended that the Purchase Rights granted under the Plan shall not be "deferrals of compensation" subject to Code Section 409A as provided in the exception in Treasury Regulation Section 1.409A-1(b)(4) ("short-term deferrals"), and that the provisions of this Plan shall otherwise comply with Code Section 409A, and all provisions of this Plan shall be construed, interpreted and operated accordingly.

5.5    No Assignment.

        A Purchase Right granted under the Plan shall not be transferable otherwise than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or purported assignment by a Participant of a Purchase Right or any rights granted under the Plan.

5.6    Rights As Shareholder And Employee.

        With respect to shares of Stock subject to an Offering, a Participant shall not be deemed to be a stockholder and shall not have any of the rights or privileges of a stockholder by virtue of the Participant's participation in the Plan until such Purchase Right has been exercised and the certificate for the shares purchased pursuant to the exercise has been issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such certificate is issued, except as provided in Section 8.1. Nothing herein shall confer upon a Participant any right to continue in the employ of a Participating Company, or interfere in any way with any right of a Participating Company to terminate the Participant's employment at any time, except as otherwise provided under applicable law.

5.7    Notices.

        All notices or other communications by a Participant to the Board, the Committee and/or the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Administrator.

SECTION 6
EXERCISE OF PURCHASE RIGHT

6.1    Exercise of Purchase Right.

        The Purchase Right for each Participant shall be automatically exercised on each Purchase Date and such Participant shall automatically acquire the number of whole shares of Stock determined by dividing (i) the total amount of the Participant's payroll deductions accumulated in his or her Plan account during the Purchase Period by (ii) the Purchase Price, to the extent the issuance of Stock to such Participant upon such exercise is lawful. Any cash balance remaining in a Participant's Plan account following any Offering Period shall be refunded to the Participant as soon as practicable after such Offering Period ends or held for the next Purchase Period, as determined by the Committee.

6.2    Oversubscription.

        In the event, with respect to any Offering hereunder, that the number of shares of Stock that might be purchased by all Participants in the Plan on a Purchase Date exceeds the number of shares of Stock available in the Plan as provided in Section 7.1, the Company shall make a pro rata allocation of the remaining shares in as uniform a manner as shall be practicable and as the Company shall determine to be equitable. Any fractional share resulting from such pro rata allocation to any Participant shall be disregarded.

6.3    Delivery of Stock.

        As soon as practicable after each Purchase Date, the Company shall arrange the delivery to each Participant of one or more certificates representing the shares of Stock acquired by the Participant on such Purchase Date; provided, however, that the Company may deliver such shares electronically to a broker that holds such shares in street name for the benefit of the Participant.

6.4    Tax Withholding.

        At the time a Participant's Purchase Right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the shares of Stock he or she acquires under the Plan, the Participant shall make adequate provision for the federal, state and local tax withholding obligations of the Participating Company that arise upon exercise of the Purchase Right or upon such disposition of shares, if any, in accordance with such procedures and withholding methods as may be established by the Company. The Participating Company may, but shall not be obligated to, withhold from any compensation or other amounts payable to the Participant the amount necessary to meet such withholding obligations.

6.5    Expiration of Purchase Right.

        Any portion of a Participant's Purchase Right remaining unexercised at the end of the Offering Period to which the Purchase Right relates shall expire immediately upon the end of such Offering Period.

6.6    Reports to Participants.

        Each Participant who has exercised all or part of his or her Purchase Right shall receive, as soon as practicable after the Purchase Date, a report of such Participant's Plan account setting forth the total payroll deductions accumulated prior to such exercise, the number of shares of Stock purchased, the Purchase Price for such shares, the date of purchase and the cash balance, if any, remaining immediately after such purchase that is to be refunded to the Participant pursuant to Section 6.1. The report may be delivered in such form and by such means, including by electronic transmission, as the Company may determine.

6.7    Notification of Sale of Shares.

        Each Participant shall give the Company and/or the Administrator prompt notice of any disposition of Stock acquired pursuant to the Purchase Rights granted under the Plan in accordance with such procedures as may be established by the Company. The Company may require that until such time as a Participant disposes of Stock acquired pursuant to Purchase Rights granted under the Plan, the Participant shall hold all such shares in the Participant's name until the lapse of the time periods with respect to such Purchase Rights. The Company may direct that the certificates evidencing shares acquired by exercise of a Purchase Right refer to such requirement to give prompt notice of disposition.

SECTION 7
STOCK SUBJECT TO THE PLAN

7.1    Stock Subject to the Plan.

        The maximum aggregate number of shares of Stock that may be issued under the Plan is Two hundred eighty-five thousand three hundred thirty-six (285,336), subject to adjustment in accordance with Section 8.1. Shares of Stock issued pursuant to the Plan may be Treasury Stock, authorized but unissued shares of Stock, or Stock purchased in the open market.

7.2    Legends.

        The Company may at any time place legends or other identifying symbols referencing any applicable federal, state or foreign securities law restrictions or any provision convenient in the administration of the Plan on some or all of the certificates representing shares of Stock issued under the Plan. The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to a Purchase Right in the possession of the Participant in order to carry out the provisions of this Section.

7.3    Securities Laws.

        The Company shall not be obligated to issue any Stock pursuant to any offering under the Plan at any time when the offer, issuance, or sale of shares covered by such Offering (i) has not been registered under the Securities Act of 1933, as amended, or does not comply with such other federal, state or non-U.S. laws, rules or regulations, or the requirements of any stock exchange upon which the Stock may then be listed, as the Company or the Board deems applicable, and (ii) in the opinion of legal counsel for the Company, there is no exemption from the requirements of such laws, rules, regulations, or requirements available for the offer, issuance, and sale of such shares. Further, all stock acquired pursuant to the Plan shall be subject to the Company's policies concerning compliance with securities laws and regulations, as such policies may be amended from time to time. The issuance of shares under the Plan shall be subject to compliance with all applicable requirements of federal, state or local law with respect to such securities. The inability of the Company to obtain, from any regulatory body having jurisdiction, the authority, if any, deemed by the Company's legal counsel to be necessary to the lawful issuance and sale of any shares under the Plan shall relieve the Company of any liability with respect to the failure to issue or sell such shares. As a condition to the exercise of a Purchase Right, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation, and to make any representation or warranty with respect thereto as may be requested by the Company.

SECTION 8
RECAPITALIZATION, REORGANIZATION AND CHANGE IN CONTROL

8.1    Adjustments for Changes in Stock.

        In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, or in the event of any merger (including a merger effected for the purpose of changing the Company's domicile), sale of assets or other reorganization in which the Company is a party, appropriate adjustments shall be made to the number and class of shares of Stock subject to the Plan and to each Purchase Right, and to the Purchase Price of such shares. If a majority of the shares which are of the same class as the shares of Stock that are subject to outstanding Purchase Rights are exchanged for, converted into, or otherwise become (whether or not pursuant to a Change in Control as described in Section 8.2) shares of another corporation, the Board may unilaterally amend the outstanding Purchase Rights to provide that such Purchase Rights are exercisable for new shares. In the event of any such amendment, the number of shares subject to, and the Purchase Price of, the outstanding Purchase Rights shall be adjusted in a fair and equitable manner, as determined by the Board, in its sole discretion. Any fractional share resulting from an adjustment pursuant to this Section 8.1 shall be rounded down to the nearest whole number, and in no event may the Purchase Price be decreased to an amount less than the par value, if any, of the stock subject to the Purchase Right. The adjustments determined by the Board pursuant to this Section 8.1 shall be final, binding and conclusive.

8.2    Change in Control.

        In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the "Acquiring Company"), may assume the Company's rights and obligations under the Plan. If the Acquiring Company elects not to assume the Company's rights and obligations under outstanding Purchase Rights, the Purchase Date of the then current Offering Period shall be accelerated to a date before the date of the Change in Control specified by the Board, but the number of shares of Stock subject to outstanding Purchase Rights shall not be adjusted. All Purchase Rights that are neither assumed by the Acquiring Company in connection with the Change in Control nor exercised as of the date of the Change in Control shall terminate and cease to be outstanding effective as of the date of the Change in Control.

SECTION 9
PLAN ADMINISTRATION

9.1    Administration by the Board.

        The Plan shall be administered by the Committee, which shall be appointed by the Board. All questions of interpretation of the Plan, any form of agreement or other document employed by the Company in the administration of the Plan, or of any Purchase Right shall be determined by the Committee and shall be final and binding upon all persons having an interest in the Plan or the Purchase Right. Subject to the provisions of the Plan, the Committee shall determine all of the relevant terms and conditions of Purchase Rights granted pursuant to the Plan, and may, in its sole discretion, suspend a Participant's payroll deductions under the Plan or exclude an Employee from Plan participation in an Offering Period as the Committee deems advisable as necessary or appropriate to comply with applicable law or to comply with the Company's insider trading policies. The Committee may assign any of its administrative tasks set forth herein to the Company, except that the Committee may not delegate the task of designating Participating Companies, or its authority to make adjustments pursuant to Section 8.1. All expenses incurred in connection with the administration of the Plan shall be paid by the Company.

9.2    Authority of Officers.

        Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election that is the responsibility of, or that is allocated to, the Company herein, provided that the officer has apparent authority with respect to such matter, right, obligation, determination or election.

9.3    Policies and Procedures Established by the Company.

        The Company may, from time to time, consistent with the Plan, establish, change or terminate such rules, guidelines, policies, procedures, limitations, or adjustments as deemed advisable by the Company, in its sole discretion, for the proper administration of the Plan, including, without limitation: (i) a minimum payroll deduction amount required for participation in an Offering; (ii) a limitation on the frequency or number of changes permitted in the rate of payroll deduction during an Offering; (iii) an exchange ratio applicable to amounts withheld in a currency other than United States dollars; (iv) a supplemental payment or payroll deduction greater than or less than the amount designated by a Participant in order to adjust for the Company's delay or mistake in processing an enrollment agreement or in otherwise effecting a Participant's election under the Plan; and (v) determination of the date and manner by which the Fair Market Value of a share of Stock is determined for purposes of administration of the Plan.

9.4    Designation of Participating Companies.

        The Committee shall have the power and authority to designate additional Subsidiaries and Affiliates as Participating Companies from time to time without additional shareholder approval so long as any such entity satisfies the definition of Subsidiary or Affiliate before the designation is made.

SECTION 10
INDEMNIFICATION

10.1    Indemnification.

        In addition to such other rights of indemnification as they may have as members of the Board or officers or employees of a Participating Company, members of the Board and any officers or employees of a Participating Company to whom authority to act for the Board or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within sixty (60) days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

SECTION 11
PLAN AMENDMENT OR TERMINATION

11.1    Termination.

        The Board may at any time terminate the Plan, except that such termination shall not affect Purchase Rights previously granted under the Plan. If the Plan is terminated, the Board, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares on the next Purchase Date, or may elect to permit Offering Periods to expire in accordance with their terms. If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants' accounts which have not been used to purchase shares will be returned to the Participants (without interest thereon, except as otherwise required under local laws) as soon as administratively practicable.

11.2    Amendment.

        The Board may make such modification, suspension or amendment to the Plan as it shall deem advisable; provided, however, that no amendment may adversely affect a Purchase Right previously granted under the Plan (except to the extent permitted by the Plan or as may be necessary to comply with applicable law or to obtain qualification or registration of the shares of Stock under applicable federal, state or local laws).

11.3    Effective Date and Approval of Stockholders.

        The Plan shall take effect on the later of the date it is adopted by the Board or the date it is approved by the holders of a majority of the votes cast at a meeting of stockholders at which a quorum is present or by written consent of the stockholders. Notwithstanding the foregoing, an Offering Period can commence after Board approval but prior to stockholder approval; provided, however, that options granted under such Offering Period shall be contingent on receipt of stockholder approval, and if stockholder approval is not obtained, all employee contributions for such Offering Period shall be promptly refunded and no shares of Stock may be issued under the Plan.